UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 27, 2017

Belden Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 North Brentwood Boulevard, 15th Floor

St. Louis, Missouri 63105

(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000

(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Item 8.01	Other Events.
Item 9.01.	Financial Statements and Exhibits.
SIGNATURES

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On June 27, 2017, Belden Inc. (“Belden”) and certain of its subsidiaries (the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with Deutsche Bank AG, London Branch, as representative for the initial purchasers listed on Schedule I thereto (the “Initial Purchasers”), providing for the issuance and sale of €450 million aggregate principal amount of 3.375% Senior Subordinated Notes due 2027 (the “Notes”) in an offering to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A and outside the United States to non-U.S. persons in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued at par, and the offering of the Notes is expected to close on July 6, 2017. The Company intends to use the net proceeds from the offering of the Notes, along with cash on hand, if necessary, to fund its concurrent cash tender offer (the “Tender Offer”) for any and all of its outstanding 5.5% senior subordinated notes due 2022 (the “2022 Notes”). To the extent there are any remaining net proceeds following the purchase of the 2022 Notes tendered for purchase in the Tender Offer or the Tender Offer is not consummated, any such remaining net proceeds will be used for general corporate purposes. The offering of the Notes is not conditioned on the consummation of the Tender Offer at any minimum level of acceptance.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby Belden and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, have agreed to indemnify each other against certain liabilities.

The Initial Purchasers will receive customary commissions and discounts under the Purchase Agreement upon the consummation of the offering of the Notes. Certain of the Initial Purchasers and their respective affiliates have provided, and in the future may provide, investment banking, commercial lending and financial advisory services to Belden and its affiliates, for which they received or will receive customary fees and expenses. Certain of the Initial Purchasers or their affiliates act as agents and/or lenders under Belden’s revolving credit agreement. Certain of the Initial Purchasers or their affiliates are holders of the 2022 Notes and, accordingly, may receive a portion of the proceeds of the offering of the Notes in connection with the Tender Offer.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the complete version of the Purchase Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On June 27, 2017, Belden issued a press release announcing the pricing of the offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Purchase Agreement, dated as of June 27, 2017, by and among Belden Inc., the Guarantors named therein and Deutsche Bank AG, London Branch, as representative of the Initial Purchasers listed on Schedule I thereto.

99.1	Belden news release dated June 27, 2017, titled “Belden Announces Pricing of Upsized €450 Million Private Offering of 3.375% Senior Subordinated Notes.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2017

BELDEN INC.

By:	/s/ Brian E. Anderson
Brian E. Anderson
Senior Vice President-Legal, General Counsel and Corporate Secretary